UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WTW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2026, Willis Towers Watson Public Limited Company (the “Company”) held its 2026 Annual General Meeting of Shareholders (the “2026 AGM”). Proxies for the 2026 AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 87,424,851 ordinary shares (representing approximately 92.8% of 94,203,101 ordinary shares outstanding and entitled to vote as of March 23, 2026, the record date for the 2026 AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the 2026 AGM. As described below, the Company’s shareholders approved each of the proposals considered at the 2026 AGM.

The shareholders elected each of the director nominees, who are named in the table below, to serve as directors effective as of the date of the 2026 AGM until the next annual general meeting of shareholders or until his/her successor is elected and qualified. The table below sets forth the number of votes cast for and against each director, as well as abstentions and broker non-votes.

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Dame Inga Beale	84,422,849	74,662	62,768	2,864,572
Fumbi Chima	83,829,769	663,997	66,513	2,864,572
Stephen Chipman	84,452,422	41,332	66,525	2,864,572
Michael Hammond	84,363,474	131,551	65,254	2,864,572
Carl Hess	84,450,740	50,192	59,347	2,864,572
Jacqueline Hunt	83,851,553	643,629	65,097	2,864,572
Paul Reilly	81,781,129	2,611,803	167,347	2,864,572
Michelle Swanback	83,696,857	777,938	85,484	2,864,572
Fredric Tomczyk	83,799,124	695,756	65,399	2,864,572

The shareholders ratified, on an advisory, non-binding basis, the selection of (i) Deloitte & Touche LLP to audit the Company’s financial statements and (ii) Deloitte Ireland LLP to audit the Company’s Irish Statutory Accounts, and authorized, in a binding vote, the Company’s Board of Directors (the “Board”), acting through the Audit Committee, to fix the independent auditors’ remuneration. Of the shares voted, 87,044,110 voted in favor, 321,869 voted against and 58,872 abstained.

The shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2026 AGM in accordance with the U.S. Securities and Exchange Commission’s rules, including the “Compensation Discussion and Analysis,” the “Summary Compensation” table and the related tables and disclosure. Of the shares voted, 82,052,852 voted in favor, 2,326,840 voted against, 180,587 abstained and there were 2,864,572 broker non-votes.

The shareholders approved the renewal of the Board’s existing authority to issue shares under Irish law, up to approximately 20% of the Company’s issued ordinary share capital. Of the shares voted, 83,640,750 voted in favor, 865,009 voted against and 54,520 abstained.

The shareholders approved the renewal of the Board’s existing authority to opt out of statutory pre-emption rights under Irish law, for rights issues and, separately, for issuances up to approximately 20% of the Company’s issued ordinary share capital. Of the shares voted, 81,285,555 voted in favor, 3,193,488 voted against and 81,236 abstained.

The shareholders approved the WTW Amended and Restated Employee Share Purchase Plan (the “Plan”) as set forth in the Company’s Proxy Statement for the 2026 AGM, including the increase of the number of shares authorized for issuance under the Plan, among other amendments. Of the shares voted, 84,432,048 voted in favor, 75,143 voted against, 53,088 abstained and there were 2,864,572 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	WTW Amended and Restated Employee Share Purchase Plan (as last amended and restated as of May 20, 2026) (incorporated by reference to Exhibit A to the Definitive Proxy Statement filed by the Registrant on March 27, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2026	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
General Counsel